Exhibit  16

[LETTERHEAD]

March  24,  2000


Securities  and  Exchange  Commission
450  5th  Street  N.W.
Washington,  D.C.  20549


Gentlemen:

We have been furnished with a copy of the Form 8-K expected to be filed on or about March 24, 2000 by our former client, National Manufacturing Technologies, Inc. (formerly Photomatrix, Inc.). We agree with the statements made in response to Item 4, paragraphs one and five, included in the Form 8-K, insofar as they relate to our Firm.

Very  truly  yours,

/s/  BDO  SEIDMAN,  LLP